INTERNATIONAL SHIPHOLDING CORPORATION REPORTS SECOND QUARTER 2014 RESULTS

Declares second quarter dividend of $0.25 per share on its Common Stock

Mobile, Alabama, July 30, 2014 – International Shipholding Corporation (NYSE: ISH) today announced financial results for the quarter ended June 30, 2014.

Second Quarter 2014 Highlights

•	Invested 30% equity in a Joint Venture owning two new built chemical tankers
•	Invested 30% equity in a Joint Venture owning two asphalt tankers
•	Reached agreement to an extension of the Jones Act Belt Self-Unloading Coal Carrier contract
•	Concluded a long-term extension with an Indonesian mining company for transporting fuel and supplies
•	Extended the Capesize vessel time charter contract through 1st Qtr 2016
•	Declared a second quarter dividend of $0.25 per share of common stock payable on September 4, 2014 to shareholders of record as of August 15, 2014
•	Paid a $2.375 per share and $2.25 per share dividend on its Series A and Series B Preferred Stock, respectively, on July 30, 2014

Net Loss

The Company reported a  net loss of $664,000 for the three months ended June 30, 2014. For the comparable three months ended June 30, 2013, the Company reported net income of $1.9 million, which included a non-cash operating gain of $1.8 million.

Mr. Niels M. Johnsen, Chairman and Chief Executive Officer, stated, “During the second quarter,  our financial and strategic flexibility enabled us to make equity investments in joint ventures owning two new built chemical tankers and two asphalt tankers. Also during the quarter, we were able to secure a multi-year contract for our belt self-unloading coal carrier on the Atlantic coast through the 1st quarter of 2017, supplementing our longer-term deployment in the Gulf of Mexico, and to extend our capesize vessel’s contract for an additional 12-16 months, offering us further insulation from volatility in the dry bulk spot market.  By making accretive acquisitions across niche maritime markets, optimizing asset allocation across geographies and supplementing our core, medium to long-term contracts with short-term charters, we believe that we have put the Company in a strong competitive position and meaningfully enhanced long-term value for our shareholders.

“Moving forward, we will continue to evaluate accretive acquisition opportunities while maintaining a focus on partnering with high-quality counterparties on primarily medium to long-term contracts that generate stable, predictable cash flows for the benefit of our shareholders. We remain committed to returning value to our shareholders. In line with this, our Board of Directors has declared a $0.25 per share dividend for the second quarter of 2014 and maintained our $1.00 per share target for the full year 2014.”

Gross Voyage Profit

The Company’s gross voyage profit, representing the results of its six reporting segments, was $13.3 million, compared to $13.3 million in the comparable 2013 three month period. The comparable results by operating segment are shown below.

(All Amounts in Millions)
	Jones Act	Pure Car Truck Carriers	Dry Bulk	Rail-Ferry	Specialty Contracts	Other	Total
Second Quarter, 2014
Gross Voyage Profit	$6.0	$2.3	$1.7	$1.8	$1.0	$0.5	$13.3

Depreciation	(1.9)	(2.0)	(1.6)	(0.5)	(0.5)	-	(6.5)
Gross Profit (After Depreciation)	$4.1	$0.3	$0.1	$1.3	$0.5	$0.5	$6.8

EBITDA	$9.7	$3.1	$1.8	$2.1	$2.2	$(4.3)	$14.6
Number of non-operating days	59	29	1	-	-	-	89
Number of operating days	578	608	1,867	182	1,078	-	4,313
Number of Vessels	7	7	20	2	15	-	51

Second Quarter, 2013
Gross Voyage Profit	$5.5	$4.6	$0.4	$1.7	$1.0	$0.1	$13.3

Depreciation	(1.1)	(2.1)	(1.7)	(0.4)	(0.5)	-	(5.8)
Gross Profit (Loss) (After Depreciation)	$4.4	$2.5	$(1.3)	$1.3	$0.5	$0.1	$7.5

EBITDA	$7.7	$6.9	$0.4	$2.0	$1.9	$(5.5)	$13.4
Number of non-operating days	156	1	-	-	6	-	163
Number of operating days	481	636	1,911	182	987	-	4,197
Number of Vessels	7	7	21	2	10	-	47

Variance
Gross Voyage Profit	$0.5	$(2.3)	$1.3	$0.1	$0.0	$0.4	$0.0
Depreciation	$(0.8)	$0.1	$0.1	$(0.1)	$-	$-	$(0.7)
Gross Profit (Loss)	$(0.3)	$(2.2)	$1.4	$-	$0.0	$0.4	$(0.7)

For a reconciliation of the gross voyage numbers presented above to GAAP figures, please see the attached Non-GAAP Reconciliation Statement.

The improved gross voyage profit for the Jones Act segment was driven primarily by increased gross revenues on the Company’s United Ocean Services (“UOS”) fleet.  While UOS moved greater tonnage, driven primarily by an increase in operating days, the increased operating cost was primarily due to the non-cash drydock amortization expense.  Gross voyage profit on the Pure Car Truck Carrier (“PCTC”) segment was lower due primarily to a drop in supplemental cargo volumes and an increase of 28 non-operating days to fulfill scheduled drydocks.  The Dry Bulk segment reflects improved results year-over-year due primarily to a higher charter rate on our capesize vessel. The Rail Ferry segment reported slightly higher results than the comparable 2013 second quarter due primarily to higher southbound volumes.  The Specialty segment reported higher revenues reflecting the results of the chartered–in/chartered-out multi-purpose heavy lift vessel that was not operating in the 2013 second quarter.  The Company’s Other segment experienced slightly higher chartering brokerage results.

Administrative and General

Administrative and general expenses were approximately $938,000 lower year-over-year as bonus levels were earned in the 2013 second quarter period.  No bonus levels were earned in 2014.

Interest and Other

Interest expense for the three months ended June 30, 2014 was slightly lower than the comparable 2013 period.  Total debt obligations were at similar levels for the 2014 and 2013 periods ended June 30th.  The Company had no material impact from its outstanding Yen debt facility as it entered into forward currency contracts in December 2013.

Income Taxes

The Company had a $653,000 Income Tax provision in the second quarter of 2014 compared to a $15,000 provision in the comparable period of 2013.  The current provision includes a tax liability associated with the Company’s income from vessel financing.  This income was exempt from tax in 2013.

Balance Sheet

The Company’s working capital at June 30, 2014 was $10.9 million, an increase of $6.2 million from March 31, 2014.  The increase was driven by our operating cash flow and a $10 million draw from its available Line of Credit, partially offset by our investment in the asphalt tankers joint venture and dividend payments.  Cash and cash equivalents were approximately $15.8 million with an available borrowing capacity under our Line of Credit of approximately $15.5 million.

Dividend Declarations

On July 7, 2014, the Company’s Board of Directors approved per-share dividend payments payable on July 30, 2014, of $2.375 and $2.25 on its Series A and Series B Preferred Stock, respectively, representing regular quarterly payments.  Additionally, the Board of Directors declared a $0.25 dividend payable on September 4, 2014, for each share of common stock owned on the record date of August 15, 2014.  All future dividend declarations remain subject to the discretion and approval of International Shipholding Corporation’s Board of Directors.

Outlook

The Company reaffirms its 2014 EBITDA range of $60 to $64 million and its 2014 cash outlay on capital expenditures, including drydock costs, of between $13 and $16 million.  The Company reaffirms its $1.00 common stock dividend target for the 2014 fiscal year.

All 2014 outlook figures included in this release exclude the effects of special items, future changes in regulation, the impact of unforeseen litigation or unforeseen events or circumstances that reduce vessel deployment or rates, any changes in operating or capital plans, and any future acquisitions, divestitures, buybacks or other similar business transactions.  For purposes of this outlook section, EBITDA means earnings before interest, taxes, depreciation and amortization.  See “Caution concerning forward-looking statements” below. Dividends are payable only if and when declared by our board of directors, which remains free to change or terminate our dividend practices at any time.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, July 31, 2014, at 10:00 AM ET. To participate in the conference call, please dial (888) 337-8169 (domestic) or (719) 457-2628 (international). Participants can reference the International Shipholding Corporation Second Quarter 2014 Earnings Call or passcode 2035268.  Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com.  Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through August 7, 2014 at (877) 870-5176 (domestic) or (858) 384-5517 (international).  The passcode for the replay is 2035268.

About International Shipholding

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for historical and factual information, the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2014 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to maximize the usage of our newly-purchased and incumbent vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts on favorable terms when they expire, to maximize our carriage of supplemental cargoes; and to improve the return on our dry bulk fleet if and when market conditions improve; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including charges in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending similar to the U.S. Congress’ recent “sequestration” cuts; terrorism, piracy and trade restrictions; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance, accidents, equipment failures, adverse weather, natural disasters, piracy or other causes; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group

Bryan Degnan

(646) 673-9701

bdegnan@igbir.com

Leon Berman

(212) 477-8438

lberman@igbir.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082

Non-GAAP Reconciliation by Segment

Quarter ended June 30, 2014

(All Amounts in Millions)
	Jones Act	Pure Car Truck Carriers	Dry Bulk	Rail-Ferry	Specialty Contracts	Other	Total
Second Quarter, 2014
Gross Voyage Profit	$6.0	$2.3	$1.7	$1.8	$1.0	$0.5	$13.3
*Add Back: Amortization & Drydock	3.7	0.8	-	0.3	0.8	-	5.6
A&G	(1.9)	(1.4)	(0.8)	(0.6)	(0.1)	(0.4)	(5.2)
Other	1.9	1.4	0.9	0.6	0.5	(4.4)	0.9
EBITDA	$9.7	$3.1	$1.8	$2.1	$2.2	$(4.3)	$14.6
Depreciation	(1.9)	(2.0)	(1.6)	(0.5)	(0.5)	-	(6.5)
Amortization	(3.7)	(0.8)	-	(0.3)	(0.8)	-	(5.6)
Other	-	-	(0.1)	-	0.3	(1.1)	(0.9)
*Add Back: Unconsolidated Entities	-	-	-	-	-	-	-
Operating Income	$4.1	$0.3	$0.1	$1.3	$1.2	$(5.4)	$1.6

Second Quarter, 2013
Gross Voyage Profit	$5.5	$4.6	$0.4	$1.7	$1.0	$0.1	$13.3
*Add Back: Amortization & Drydock	2.1	0.5	-	0.3	0.4	-	3.3
A&G	(2.6)	(2.1)	(0.2)	(0.8)	(0.5)	-	(6.2)
Other	2.7	3.9	0.2	0.8	1.0	(5.6)	3.0
EBITDA	$7.7	$6.9	$0.4	$2.0	$1.9	$(5.5)	$13.4
Depreciation	(1.1)	(2.1)	(1.7)	(0.4)	(0.5)	-	(5.8)
Amortization	(2.1)	(0.5)	-	(0.3)	(0.4)	-	(3.3)
Other	(0.1)	(2.6)	-	-	(0.5)	0.2	(3.0)
*Add Back: Unconsolidated Entities	-	-	-	0.1	-	-	0.1
Operating Income	$4.4	$1.7	$(1.3)	$1.4	$0.5	$(5.3)	$1.4

* To remove the effect of including the results of the unconsolidated entities, drydock, and amortization in Gross Voyage Profit

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(All Amounts in Thousands Except Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$76,752	$74,897	$149,446	$156,021
Operating Expenses:
Voyage Expenses	62,296	60,227	123,899	127,951
Intangible Amortization	1,029	1,281	2,058	3,148
Vessel Depreciation	6,517	5,804	13,238	11,575
Other Depreciation	18	11	36	34
Administrative and General Expenses	5,232	6,170	10,811	11,603
Total Operating Expenses	75,092	73,493	150,042	154,311
Operating Income (Loss)	1,660	1,404	(596)	1,710

Interest and Other:
Interest Expense	2,041	2,077	4,186	4,278
Derivative Loss (Gain)	18	(205)	32	(282)
Other Income from Vessel Financing	(472)	(539)	(961)	(1,094)
Investment Income	(5)	(42)	(24)	(82)
Foreign Exchange Loss (Gain)	9	(1,836)	93	(5,017)
	1,591	(545)	3,326	(2,197)
Income (Loss) Before Benefit for Income Taxes and Equity in Net Income of Unconsolidated Entities	69	1,949	(3,922)	3,907

Provision (Benefit) for Income Taxes:	653	15	(229)	50
Equity in Net Loss of Unconsolidated Entities (Net of Applicable Taxes)	(80)	(75)	(188)	(345)
Net (Loss) Income	$(664)	$1,859	$(3,881)	$3,512
Preferred Stock Dividends	1,305	594	2,611	845
Net (Loss) Income Available to Common Stockholders	$(1,969)	$1,265	$(6,492)	$2,667
Basic and Diluted Earnings Per Common Share:
Basic Earnings Per Common Share:	$(0.27)	$0.17	$(0.89)	$0.37
Diluted Earnings Per Common Share:	$(0.27)	$0.17	$(0.89)	$0.37
Weighted Average Shares of Common Stock Outstanding:
Basic	7,281,807	7,239,780	7,267,023	7,226,415
Diluted	7,281,807	7,263,206	7,267,023	7,248,377
Common Stock Dividends Per Share	$0.25	$0.25	$0.50	$0.50

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands)
(Unaudited)

	June 30,	December 31,
ASSETS	2014	2013

Cash and Cash Equivalents	$15,817	$20,010
Restricted Cash	8,000	8,499
Accounts Receivable, Net of Allowance for Doubtful Accounts	32,271	30,417
Prepaid Expenses	7,861	8,493
Deferred Tax Asset	633	3,084
Other Current Assets	1,045	1,029
Notes Receivable	3,465	3,987
Material and Supplies Inventory	10,774	11,322
Total Current Assets	79,866	86,841

Investment in Unconsolidated Entities	22,638	14,818

Vessels, Property, and Other Equipment, at Cost:
Vessels	582,959	582,416
Building	1,354	1,211
Land	623	623
Leasehold Improvements	26,348	26,348
Construction in Progress	8,936	2,673
Furniture and Equipment	12,041	11,727
	632,261	624,998
Less - Accumulated Depreciation	(189,596)	(175,106)
	442,665	449,892

Other Assets:
Deferred Charges, Net of Accumulated Amortization	25,275	29,309
Intangible Assets, Net of Accumulated Amortization	26,698	28,756
Due from Related Parties	1,992	1,974
Notes Receivable	26,057	27,659
Goodwill	2,735	2,735
Deferred Tax Asset	9,998	7,325
Other	4,997	7,383
	97,752	105,141

TOTAL ASSETS	$642,921	$656,692

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(All Amounts in Thousands Except Shares)

(Unaudited)

	June 30,	December 31,
	2014	2013
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$19,902	$19,213
Accounts Payable and Other Accrued Expenses	49,084	51,220
Total Current Liabilities	68,986	70,433

Long-Term Debt, Less Current Maturities	180,032	179,016

Other Long-Term Liabilities:
Incentive Obligation	8,591	5,397
Other	58,654	65,306

TOTAL LIABILITIES	316,263	320,152

Stockholders' Equity:
Preferred Stock, $1.00 Par Value, 9.50% Series A Cumulative Perpetual
Preferred Stock, 650,000 Shares Authorized, 250,000 Shares Issued and
Outstanding at June 30, 2014 and December 31, 2013, Respectively	250	250
Preferred Stock, $1.00 Par Value, 9.00% Series B Cumulative Perpetual
Preferred Stock, 350,000 Shares Authorized, 316,250 Shares Issued and
Outstanding at June 30, 2014 and December 31, 2013, Respectively	316	316
Common Stock, $1.00 Par Value, 20,000,000 Shares Authorized,
7,301,669 and 7,203,935 Shares Issued and Outstanding at
June 30, 2014 and December 31, 2013, Respectively	8,710	8,692
Additional Paid-In Capital	140,289	140,115
Retained Earnings	216,273	226,480
Treasury Stock, 1,388,066 Shares at June 30, 2014 and
December 31, 2013, Respectively	(25,403)	(25,403)
Accumulated Other Comprehensive Loss	(13,777)	(13,910)
TOTAL STOCKHOLDERS' EQUITY	326,658	336,540

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$642,921	$656,692

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All Amounts in Thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013

Cash Flows from Operating Activities:
Net (Loss) Income	$(3,881)	$3,512
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by
Operating Activities:
Depreciation	13,601	11,899
Amortization of Deferred Charges	8,896	4,239
Amortization of Intangible Assets	2,058	3,148
Deferred Tax	(271)	-
Non-Cash Share Based Compensation	833	721
Equity in Net Loss of Unconsolidated Entities	188	345
Loss (Gain) on Foreign Currency Exchange	93	(5,017)
Changes in:
Deferred Drydocking Charges	(4,098)	(6,584)
Accounts Receivable	1,566	(1,774)
Inventories and Other Current Assets	904	3,852
Other Assets	(500)	301
Accounts Payable and Accrued Liabilities	(3,727)	641
Other Long-Term Liabilities	(3,945)	4,511
Net Cash Provided by Operating Activities	11,717	19,794

Cash Flows from Investing Activities:
Principal payments received under Direct Financing Leases	-	558
Capital Improvements to Vessels and Other Assets	(6,547)	(7,518)
Investment in Unconsolidated Entities	(7,886)	(500)
Net Decrease (Increase) in Restricted Cash Account	2,499	(9,825)
Acquisition of United Ocean Services, LLC, net of cash acquired	-	(2,475)
Proceeds from Payments on Note Receivables	2,124	3,657
Net Cash Used In Investing Activities	(9,810)	(16,103)

Cash Flows from Financing Activities:
Issuance of Preferred Stock	-	23,480
Proceeds from Issuance of Debt	18,000	22,000
Repayment of Debt	(17,511)	(41,840)
Additions to Deferred Financing Charges	(339)	(693)
Dividends Paid	(6,250)	(4,120)
Net Cash Used In Financing Activities	(6,100)	(1,173)

Net (Decrease) Increase in Cash and Cash Equivalents	(4,193)	2,518
Cash and Cash Equivalents at Beginning of Period	20,010	19,868

Cash and Cash Equivalents at End of Period	$15,817	$22,386
Supplemental Disclosure of non-cash investing activities
Additions to vessels, property, plant and equipment included in accounts payable and other accrued expenses	$716	$596